Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and the Supervisory Board of
Chicago Bridge & Iron Company N.V.
Houston, Texas
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8 No. 333-64442) pertaining to the Employee Stock Purchase Plan of Chicago Bridge & Iron Company N.V.,

(2)	Registration Statement (Form S-8 No. 333-87081) pertaining to the 1999 Long-Term Incentive Plan of Chicago Bridge & Iron Company N.V.,

(3)	Registration Statement (Form S-8 No. 333-39975) pertaining to the Employee Stock Purchase Plan (1997) of Chicago Bridge & Iron Company N.V.,

(4)	Registration Statement (Form S-8 No. 333-24443) pertaining to the Management Defined Contribution Stock Incentive Plan of Chicago Bridge & Iron Company N.V.,

(5)	Registration Statement (Form S-8 No. 333-24445) pertaining to the Long-Term Incentive Plan of Chicago Bridge & Iron Company N.V.,

(6)	Registration Statement (Form S-8 No. 333-33199) pertaining to the Savings Plan of Chicago Bridge & Iron Company N.V.,
of our reports dated March 11, 2005, relating to the consolidated financial statements and financial statement schedule of Chicago Bridge & Iron Company N.V. (the “Company”) as of December 31, 2004 and for each of the two years in the period ended December 31, 2004, appearing in and incorporated by reference in this Annual Report on Form 10-K of the Company for the year ended December 31, 2005.
/s/ DELOITTE & TOUCHE LLP
Houston, Texas
May 31, 2006